STRUCTURING FEE AGREEMENT

[ ], 2019

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated [ ], 2019 (the “Underwriting Agreement”), by and among RiverNorth Managed Duration Municipal Income Fund, Inc. (the “Fund”), RiverNorth Capital Management, LLC (the “Adviser”), MacKay Shields LLC (the “Sub-Adviser”) and each of the Underwriters named therein (the “Underwriters”), severally, with respect to the issue and sale of the Fund’s shares of common stock, $0.0001 par value per share (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.	Fee.

In consideration of your services in offering advice relating to the distribution of the Fund’s Common Shares, the Adviser shall pay a fee to you in the aggregate amount of $[ ] (the “Fee”). The Fee shall be paid on the Closing Date (as defined in the Underwriting Agreement). The payment shall be made by wire transfer to the order of RBC Capital Markets, LLC. The Adviser acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing services rendered in connection with the advice described above. The Fee paid to you shall not exceed [ ]% of the total price to the public of the Firm Shares sold by the Fund in the Offering. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2.	Term.

This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for, except as provided in Section 3.

3.	Indemnification.

The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.	Not an Investment Adviser; No Fiduciary Duty.

The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Adviser. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Adviser or the Adviser as your agent or employee, and neither party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Adviser and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Adviser or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Adviser has the authority to waive such duties and liabilities. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

5.	Not Exclusive.

Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.	Assignment.

This Agreement may not be assigned by either party without prior written consent of the other party.

7.	Amendment; Waiver.

No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

[END OF TEXT]

This Agreement shall be effective as of the date first written above.

RIVERNORTH CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Structuring Fee Agreement]

This Agreement shall be effective as of the date first written above.

RIVERNORTH CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Structuring Fee Agreement]

Indemnification Agreement

[ ], 2019

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

In connection with the engagement of RBC Capital Markets, LLC ( “RBCCM”) to advise and assist the undersigned, RiverNorth Capital Management, LLC, together with its affiliates and subsidiaries (the “Adviser”), with respect to the matters set forth in the Structuring Fee Agreement dated [ ], 2019 between the Adviser and RBCCM (the “Agreement”), the Advisor shall indemnify and hold harmless RBCCM and its affiliates and their respective employees, directors, officers, consultants, agents and persons deemed to be in control of RBCCM or any of its affiliates within the meaning of the Securities Act of 1933 (collectively, the “Indemnified Parties” and individually an “Indemnified Party”), from and against any claims, losses, expenses, damages and liabilities, joint or several, as they may be incurred, related to or arising in any manner out of any transaction, proposal or any other matter contemplated by the engagement of RBCCM under the Agreement, (the “Matters”). The Advisor also agrees that neither RBCCM nor any other Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Advisor or its affiliates, partners, directors, officers, consultants, agents, employees, controlling persons, creditors or securityholders for any losses, claims, damages, liabilities or expenses related to or arising out of the Agreement or any Matters. The Advisor will promptly reimburse any Indemnified Party for all costs and expenses as reasonably incurred (including but not limited to fees, costs and expenses of counsel(s) and expert(s)) in connection with the investigation of, preparation for or defense of, responding to third-party subpoenas related to, preparing to serve or serving as a witness with respect to, and/or providing evidence in, or otherwise relating to any pending or threatened claim related to or arising in any manner out of the Agreement or any Matters, or any action or proceeding arising therefrom, whether or not any Indemnified Party is, or is threatened to be, a formal party to such pending or threatened litigation or other proceeding.

Without the prior written consent of RBCCM, (A) neither the Advisor nor any member of the Advisor’s Board of Directors shall settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened litigation or other proceeding relating to the Agreement or any Matters (whether or not any Indemnified Party is, or is threatened to be, a formal party to such pending or threatened litigation or other proceeding) and (B) the Advisor shall not participate in or facilitate any such settlement, compromise, consent or termination on behalf of the Advisor’s Board of Directors unless in each of (A) and (B) such settlement, compromise, consent or termination (i) includes an express, complete and unconditional release of RBCCM and its affiliates (and their respective control persons, partners, directors, officers, employees, consultants and agents) with respect to all claims asserted in such litigation or relating to the Agreement or any Matters (such release to be set forth in an instrument signed by all parties to such settlement, compromise, consent or termination) and (ii) does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any Indemnified Party. Without the prior written consent of the Advisor, which shall not be unreasonably withheld, delayed or conditioned, no Indemnified Party shall settle or compromise any claim for which indemnification or contribution may be sought hereunder. Notwithstanding the foregoing sentence, if at any time an Indemnified Party requests that the Advisor reimburse the Indemnified Party for fees, costs and expenses as provided in this Indemnification Agreement, the Advisor shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than thirty (30) days after receipt by it of the request for reimbursement, and (ii) it shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

Notwithstanding any provision herein to the contrary, the Advisor shall not be liable hereunder for indemnification to an Indemnified Party, and the Indemnified Party shall not be exculpated, in respect of any claims, losses, expenses, damages and liabilities that are finally judicially determined, in a non-appealable judgment, to have resulted primarily and directly from the gross negligence or willful misconduct of such Indemnified Party.

The Advisor agrees that if any exculpation, indemnification or reimbursement sought pursuant to the Agreement were for any reason not to be available to any Indemnified Party or insufficient to hold any Indemnified Party harmless as and to the extent contemplated hereby, then the Advisor shall contribute to the amount paid or payable by the Indemnified Party as a result of the claims, damages, losses, expenses and liabilities in such proportion as is appropriate (i) to reflect the relative benefits to the Advisor and its securityholders on the one hand, and RBCCM on the other hand, in connection with the services of RBCCM to which such exculpation, indemnification or reimbursement relates or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Party, respectively, and the Advisor as well as any other relevant equitable considerations. The Advisor and RBCCM agree that it would not be just and equitable if the contribution provided for herein were determined by pro rata allocation or any other method which does not take into account the equitable considerations referred to above. It is hereby agreed that the relative benefits to the Advisor, on the one hand, and RBCCM, on the other hand, with respect to this engagement shall be deemed to be in the same proportion as (i) the gross proceeds raised or anticipated to be raised in connection with, the transaction (whether or not consummated), as applicable, for which RBCCM is engaged to render financial advisory services bears to (ii) the fee paid to RBCCM in connection with such engagement. In no event shall RBCCM contribute in excess of the fees actually received by RBCCM pursuant to the terms of the Agreement.

The Advisor agrees that the exculpation, indemnification, reimbursement and contribution obligations of the Advisor set forth herein shall apply whether or not any Indemnified Party is a formal party to any claim, action or proceeding relating to the Agreement or the Matters. Such obligations of the Advisor, as well as the Advisor’s obligations regarding the settlement of pending or threatened litigation or other proceedings, shall survive the termination of the Agreement, shall be in addition to any liability which the Advisor may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Advisor or an Indemnified Party.

Prior to entering into any agreement or arrangement with respect to, or effecting, any transaction that is reasonably likely to impair the Advisor’s ability to meet its current and potential future obligations pursuant to this Indemnification Agreement, the Advisor shall promptly notify RBCCM in writing thereof and, if requested by RBCCM, shall arrange alternative means of providing for the obligations of the Advisor set forth herein upon terms and conditions satisfactory to RBCCM.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE MATTERS CONTEMPLATED BY THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST RBCCM OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF THE INDEMNIFIED PARTIES AND THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE INDEMNIFIED PARTIES AND THE ADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE INDEMNIFIED PARTIES AND THE ADVISER, AS THE CASE MAY BE, ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of RBCCM’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

RIVERNORTH CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of RBCCM’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

RIVERNORTH CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Indemnification Agreement]